UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2007

DATATRAK International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-20699	34-1685364
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6150 Parkland Boulevard, Mayfield Hts., Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-443-0082

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On July 31, 2007, the Company issued a press release announcing that it had settled its pending litigation related to Datasci's U.S. Patent (Patent No. 6,496,827) concerning the collection and validation of clinical data. The Company entered into a settlement agreement whereby Datasci agreed to dismiss its claims against the Company with prejudice, and no payment shall be required now or in the future in connection with DATATRAK EDC or DATATRAK eClinical in their current forms.

In connection with the settlement, DATATRAK entered into a non-exclusive licensing agreement with Datasci on a going-forward basis for DATATRAK products which may be released in the future which implement Datasci's patent. However, DATATRAK does not currently intend to use such license, nor does DATATRAK intend to pay any royalties thereunder to Datasci in connection with any of DATATRAK's product offerings. A copy of the press release is attached hereto as Exhibit 99.1. All information in the press release is furnished and shall not be deemed "filed" with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporated it by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release issued by the Company dated July 31, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATATRAK International, Inc.

August 1, 2007	By:	/s/ Terry C. Black

Name: Terry C. Black
Title: Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by the Company dated July 31, 2007.